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                                                               EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT

        AGREEMENT made as of the 26th day of October, 1993, between Polo Ralph Lauren Corporation, a New York corporation (the "Company"), and Cheryl L. Sterling (the "Executive").

        The Executive is presently employed by the Company as the President of its Polo Ralph Lauren Retail and Licensing Co. division.

        The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company will be substantial. The Board desires to provide for the continued employment of the Executive and to make employment arrangements with the Company which the board has determined will reinforce and encourage the attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company. The Executive is willing to commit herself to serve the Company, on the terms and conditions herein provided.

        In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

        2. Term. The employment of the Executive by the Company as provided in Section 1 pursuant to this Agreement will be effective on the date hereof. Executive will serve at the direction and pleasure of the Board.

        3. Position and Duties. The Executive shall serve in the capacity described above and shall have such responsibilities, duties and authority as she may have as of the date hereof (or which arise from any comparable position as a key executive officer to which she may be appointed after the date hereof) and as may from time to time be assigned to the Executive by the Board that are consistent with such responsibilities, duties and authority. The Executive shall devote substantially all her working time and efforts to the business and affairs of the Company.

        4.      Compensation and Related Matters.

                (a) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual salary determined by the Board. Such salary shall be paid in substantially equal installments on a basis consistent with the Company's payroll practices. This salary shall be subject to annual review by the Board.

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        (b)     Expenses. During the term of the Executive's employment
hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

        (c) Other Benefits. During the term of Executive's employment hereunder, Executive shall be entitled to participate in or receive benefits under any medical, pension, profit sharing or other employee benefit plan or arrangement generally made available by the Company now or in the future to its executives and key management employees (or to their family members), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this Section.

        (d) Vacations. The Executive shall be entitled to reasonable vacations consistent with past practice.

        5.      Termination.

        (a) Termination by Company. The Executive's employment hereunder may be terminated by the Board at any time with or without cause.

        (b) Termination by the Executive. The Executive may terminate her employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) the assignment to the Executive of a title or duties inconsistent with those of a senior executive of the Company; (B) a reduction by the Board of the Executive's salary; or (C) a failure by the Company to comply with any material provision of this Agreement which has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company.

        (c) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to section 6(d)(i) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. If termination is pursuant to Sections 6(d)(ii)-(iii) or 5(b) hereof, the "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        6.      Compensation Upon Termination

        (a) If Company shall terminate Executive's employment for any reason other than an Enumerated Reason as set forth in Section 6(d) hereof or if

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Executive resigns for Good Reason pursuant to Section 5(b) hereof, then so long as Executive complies with Section 8 hereof Executive shall be entitled to the following:

                (i) Continued salary payments (less applicable withholdings) for a period of thirty-six (36) months from the date of termination at the rate and in the manner in effect on such date (unless employment is terminated by Executive for Good Reason pursuant to Section 5(b) hereof as a result of a salary reduction in which case salary payments shall continue at the rate in effect prior to such reduction).

                (ii) Continued participation in the Company's health benefit plans during the severance period, provided if Executive is provided with similar coverage by a successor employer, any such coverage by the Company shall cease;

                (iii) Continued use of Company automobile until the then existing auto lease term expires; and

                (iv) Waiver of collateral interest securing return to Company of premium for Executive's existing Split Dollar Life Insurance Policy.

        If a Change of Control shall have occurred prior to the date of termination, Executive shall be entitled at her option, exercisable in writing within fifteen days of the date of termination, to receive the equivalent of the thirty-six (36) months' salary continuation pursuant to subsection (i) above in two equal lump sum installments, the first payable within 30 days of the date of termination and the second on the first anniversary of the date of termination. As used herein, the term "Change of Control" shall mean Ralph Lauren or members of his family (or trusts created for their benefit) no longer control 50% or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of the Company's Directors.

        (b) If the Executive's employment is terminated by her death, the Company shall pay any amounts due to the Executive through the date of her death.

        (c) If the Executive's employment shall be terminated by the Company pursuant to Section 6(d)(ii) or (iii) for an Enumerated Reason or by the Executive for other than Good Reason, the Company shall pay the Executive her full salary through the date of termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement but Executive shall be bound by Section 8 hereof.

        (d) The term "Enumerated reason" with respect to termination by the Company of Executive's employment shall mean any one of the following reasons:


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                (i) Death. The Executive's employment hereunder shall terminate upon her death.

                (ii) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from her duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of her duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

                (iii) Cause. The Company shall have "Cause" to terminate the Executive's employment hereunder upon (1) the willful and continued failure by the Executive to substantially perform her duties hereunder after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed her duties, or (2) Executive's conviction of any crime (whether or not involving the Company) constituting a felony or (3) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes competitive activity, as defined in Section 8) or which subjects, or if generally known, would subject the Company to public ridicule or embarrassment. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (x) reasonable written notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (y) an opportunity for the Executive, together with her counsel, to be heard before the Board, and
        (z) delivery to the Executive of a Notice of Termination, as defined in
        Section 5(c) hereof, from the Board finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clauses (1)-(3) hereof, and specifying the particulars thereof in detail.

             7. Mitigation. Executive shall have no duty to mitigate the payments provided for in Section 6(a) by seeking other employment or otherwise and such payment shall not be subject to reduction for any compensation received by Executive from employment in any capacity following the termination of Executive's employment with the Company.

             8. Noncompetition.

             (a) Executive agrees that for the duration of her employment and for a period of three (3) years from the date of termination thereof, she will not, on her own behalf or on behalf of any other person or entity, hire, solicit, or encourage


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to leave the employ of the Company or its subsidiaries or affiliates any person who is an employee of any of such companies.

        (b) Executive agrees that for the duration of her employment and for a period of three (3) years from the date of termination thereof, Executive will take no action which is intended, or would reasonably be expected, to harm (e.g., making public derogatory statements or misusing confidential Company information, it being acknowledged that Executive's employment with a competitor in and of itself shall not be deemed to be harmful to the Company) the Company or any of its subsidiaries or their reputation.

        9.      Successors; Binding Agreement.

        (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are payable to her hereunder all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

       10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered with receipt acknowledged or five business days after having been mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:

                Cheryl L. Sterling
                106 Central Park South
                Apartment 30E
                New York, New York 10019


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        If to the Company:

                Polo Ralph Lauren Corporation
                650 Madison Avenue
                New York, New York 10022
                Attention: General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

        12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14. Arbitration. any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 8 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided further that the Executive shall be entitled to seek specific performance of her right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. Fees and expenses payable to the American Arbitration Association and the arbitrator shall be shared equally by the Company and by the Executive, but the parties shall otherwise bear their own costs in connection with the arbitration; provided that the arbitrator shall be entitled to include as part of the award to the prevailing party the reasonable legal fees and expenses incurred by such party in an amount not to exceed $25,000.

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        15.     Entire Agreement. This Agreement sets forth the entire
agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set her hand, effective as of the 26th day of October, 1993.

                                        POLO RALPH LAUREN CORPORATION

                                        By /s/ Peter Strom
                                           --------------------------

                                           /s/ Cheryl L. Sterling
                                        -----------------------------
                                        Executive: Cheryl L. Sterling



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                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


            Agreement dated as of October 31, 1994 between Polo Ralph Lauren Corporation ("Polo"), Polo Ralph Lauren, L.P. (the "Partnership") and Cheryl L. Sterling ("Executive").

            Polo and Executive are parties to a certain Employment Agreement dated as of the 26th day of October, 1993 (the "Agreement").

            Polo has transferred substantially all of its assets and liabilities and its business to the Partnership as of the date first written above.

            Pursuant to Section 9(a) of the Agreement the parties wish to confirm and acknowledge that Polo has assigned to the Partnership and the Partnership has assumed, all rights, duties and obligations of Polo under the Agreement.

            NOW, THEREFORE, intending to be bound the parties hereby agree as follows with effect from the first date written above.

            1. All references to the Company under the Agreement shall refer to Polo Ralph Lauren, L.P., a Delaware limited partnership, and all notices shall be addressed to that entity. The Partnership hereby agrees to fulfill all the duties and obligations of the Company under the Agreement and to be bound by the terms thereof.

            2. Except where the context requires otherwise, references under the Agreement to the "Board of Directors" of the Company or its "Board" or its "Directors" shall mean the executive or managing board of the Company which is vested with the authority to hire and dismiss the executive officers of the Company and if that power is vested in a general partner of the Company then such reference
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shall be to the Board of Directors or the executive or managing board, as the case may be, of such general partner.

            3. Section 10 of the Agreement is hereby modified so as to delete Executive's prior address for notices and to insert the following in lieu thereof:

                  "Cheryl L. Sterling
                   930 Park Avenue
                   Apt. 8S
                   New York, New York 10028"

            4. The Agreement remains in full force and effect and unmodified except as herein provided.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

                              POLO RALPH LAUREN CORPORATION,
                                a New York corporation



                              By:    /s/ Michael J. Newman
                                  ------------------------------------


                              POLO RALPH LAUREN, L.P., a
                                Delaware limited partnership
                              By: POLO RALPH LAUREN CORPORATION,
                                General Partner



                              By:    /s/ Michael J. Newman
                                  ------------------------------------

                              EXECUTIVE:



                                     /s/ Cheryl L. Sterling
                              ----------------------------------------



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                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT

                  Agreement dated as of October 16, 1995 between Polo Ralph Lauren, L.P. ("Polo" or the "Company") and Cheryl L. Sterling ("Executive").

                  Polo (as successor to Polo Ralph Lauren Corporation) and Executive are parties to a certain Employment Agreement, dated as of the 26th day of October, 1993 (as amended, the "Agreement").

                  Effective with today's date, The Ralph Lauren Womenswear Company, L.P. ("Womenswear"), has obtained a license to sell womenswear products bearing certain "Ralph Lauren" trademarks and Polo, Womenswear and Executive have agreed that Executive Will serve as the President and Chief Operating Officer of Womenswear. The parties wish to confirm the continued effectiveness of the Agreement.

                  NOW, THEREFORE, intending to be bound the parties hereby agree as follows with effect from the first date written above.

                  1. For purposes of the Agreement, references to employment of Executive by or with the Company shall be deemed to include employment by or with Womenswear.

                  2. The Agreement remains in full force and effect and unmodified except as herein provided, and nothing herein is intended to relieve Polo with respect to full performance of the obligations of the Company.
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                  IN WITNESS WHEREOF, each of the undersigned has executed this
Agreement as of the date written above.

                                 POLO RALPH LAUREN, L.P., a Delaware
                                     limited partnership

                                 By:      POLO RALPH LAUREN
                                              CORPORATION, General Partner

                                 By:    /s/ Michael J. Newman
                                    ----------------------------------------

                                 EXECUTIVE:

                                         /s/ Cheryl L. Sterling
                                 -------------------------------------------
                                 Cheryl L. Sterling

Agreed and consented to:
The Ralph Lauren Womenswear Company, L.P., a
     Delaware limited partnership

By:  Polo Ralph Lauren Womenswear, Inc.,
         general partner

By:    /s/ Michael J. Newman
   -------------------------------------------------